SYSCO REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS;
INTRODUCES FY26 GUIDANCE

HOUSTON, July 29, 2025 - Sysco Corporation (NYSE: SYY) (“Sysco” or the “company”) today announced financial results for its 13-week fourth fiscal quarter and its fiscal year ended June 28, 2025.

Key financial results for the fourth quarter of fiscal year 2025 include the following (comparisons are to the same period in fiscal year 2024):
•Sales increased 2.8%; U.S. Foodservice volume decreased 0.3%;
•Gross profit increased 3.9% to $4.0 billion;
•Operating income decreased 9.0% to $889 million, and adjusted operating income increased 1.1% to $1.1 billion1;
•Net earnings decreased 13.2% to $531 million, and adjusted net earnings increased 3.3% to $716 million1;
•EBITDA decreased 6.5% to $1.1 billion, and adjusted EBITDA increased 1.8% to $1.3 billion1,2; and
•EPS3 decreased 10.6% to $1.10, and adjusted EPS1 increased 6.5% to $1.48.

“Sysco's Q4 results exceeded expectations, as improved financial outcomes were driven by Sysco-specific initiatives and improved restaurant industry traffic. Specific to our business, USFS local volumes improved sequentially by 200 bps, including a strong exit rate in June. Importantly, drivers of our progress accelerated during the quarter, with the momentum continuing in July, an encouraging signal as we begin the next fiscal year of profitable growth” said Kevin Hourican, Sysco’s Chair of the Board and Chief Executive Officer.

“Building on our sales and adjusted EPS growth in FY25, we expect sales growth of approximately 3% to 5% to approximately $84 billion to $85 billion and adjusted EPS growth of approximately 1% to 3% to approximately $4.50 to $4.60 in FY26. This includes an approximate $100 million ($0.16 per diluted share) headwind from lapping lower incentive compensation in fiscal 2025. Excluding this impact, our outlook reflects EPS growth of approximately 5% to 7%, with the midpoint in-line with our long-term algorithm. Our teams are focusing on operational execution in the backdrop of continued macro uncertainties. We also plan to reward our shareholders with approximately $1 billion in dividends and approximately $1 billion in share repurchases for FY26,” said Kenny Cheung, Sysco’s Chief Financial Officer.

1 Adjusted financial results, including adjusted operating expense, adjusted operating income (loss), adjusted net earnings, adjusted earnings per share (EPS) and adjusted EBITDA, among others, are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring and severance costs, and transformational project costs. Adjustments provided herein for fiscal 2025 results of operations also remove the impact of a goodwill impairment charge. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
2 Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
3 Earnings per share (EPS) are shown on a diluted basis, unless otherwise specified.

Key financial results for fiscal year 2025 include the following (comparisons are to the same period in fiscal year 2024):
•Sales increased 3.2%; U.S. Foodservice volume increased 0.5%;
•Gross profit increased 2.5% to $15.0 billion;
•Operating income decreased 3.6% to $3.1 billion, and adjusted operating income increased 1.2% to $3.5 billion1;
•Net earnings decreased 6.5% to $1.8 billion, and adjusted net earnings increased 0.8% to $2.2 billion1;
•EBITDA decreased 1.2% to $4.0 billion, and adjusted EBITDA increased 2.4% to $4.3 billion1,2;
•EPS3 decreased 4.1% to $3.73, and adjusted EPS1 increased 3.5% to $4.46;
•Cash flow from operations decreased 16.0% to $2.5 billion and free cash flow decreased 18.7% to $1.8 billion as compared to the same period last year4; and
•We returned approximately $2.3 billion of capital to shareholders via $1.3 billion of share repurchases and $1.0 billion of dividends.

Fourth Quarter Fiscal Year 2025 Results (comparisons are to the same period in fiscal year 2024)

Total Sysco

Sales for the fourth quarter increased 2.8% to $21.1 billion.

Gross profit increased 3.9% to $4.0 billion, and gross margin increased 19 basis points to 18.9%. Product cost inflation was 3.5% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the meat and dairy categories. The increase in gross profit for the fourth quarter was primarily driven by effective management of product cost inflation.

Operating expenses increased 8.2%, driven by goodwill impairment in the “other” segment, and business capacity and sales headcount investments. Adjusted operating expenses increased 4.9%1.

Operating income decreased 9.0% to $889 million, and adjusted operating income increased 1.1% to $1.1 billion1. During the fourth quarter, the company incurred a $92 million non-cash goodwill impairment charge reflected in operating expenses related to the Guest Worldwide business. This equates to $82 million, net of tax, or $0.17 on a per share basis. Adjusted results exclude these amounts.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment results were impacted by lower volumes from negative industry foot traffic and continued investments across capacity and headcount.

Sales for the fourth quarter increased 2.4% to $14.8 billion. Total case volume within U.S. Foodservice decreased 0.3% for the fourth quarter, while local case volume within U.S. Foodservice decreased 1.5%.

Gross profit increased 2.8% to $2.9 billion, and gross margin increased 8 basis points to 19.5%.

Operating expenses increased 5.7%, and adjusted operating expenses increased 5.0%1.

Operating income decreased 2.0% to $1.0 billion, and adjusted operating income decreased 0.8% to $1.1 billion1.

International Foodservice Operations

The International Foodservice Operations segment continued to deliver effective margin management, local volume growth and double-digit profit growth.
4 Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Sales for the fourth quarter increased 3.6% to $3.9 billion. On a constant currency basis5, sales for the fourth quarter increased 1.0% to $3.8 billion. Foreign exchange rates increased both International Foodservice Operations sales by $101 million and total Sysco sales by $100 million during the quarter. Excluding the impact of the Mexico joint venture6, which was divested during the second quarter, sales grew 8.3% for International Foodservice Operations and 3.7% for total Sysco.

Gross profit increased 7.6% to $847 million, and gross margin increased 80 basis points to 21.6%. On a constant currency basis5, gross profit increased 4.2% to $820 million. Foreign exchange rates increased both International Foodservice Operations gross profit by $27 million and total Sysco gross profit by $27 million during the quarter.

Operating expenses increased 4.5%, and adjusted operating expenses increased 4.3%1. On a constant currency basis5, adjusted operating expenses increased 0.6%. Foreign exchange rates increased both International Foodservice Operations operating expenses by $23 million and total Sysco operating expenses by $23 million during the quarter.

Operating income increased 26.1% to $145 million, and adjusted operating income increased 20.1% to $197 million1. On a constant currency basis5, adjusted operating income increased 17.7% to $193 million. Foreign exchange rates increased both International Foodservice Operations operating income by $4 million and total Sysco operating income by $4 million during the quarter.

Fiscal Year 2025 Results (comparisons are to fiscal year 2024)

Total Sysco

Sales for fiscal year 2025 increased 3.2% to $81.4 billion.

Gross profit increased 2.5% to $15.0 billion, and gross margin decreased 13 basis points to 18.4%. Product cost inflation was 2.5% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the dairy and poultry categories. The increase in gross profit for the year was primarily driven by effective management of product cost inflation.

Operating expenses increased 4.2%, driven by business and sales headcount investments, as well as cost inflation. These increases were partially offset by lower annual bonus incentive compensation. Adjusted operating expenses increased 2.9%1.

Operating income decreased 3.6% to $3.1 billion, and adjusted operating income increased 1.2% to $3.5 billion1. During the fourth quarter, the company incurred a $92 million non-cash goodwill impairment charge reflected in operating expenses related to the Guest Worldwide business. This equates to $82 million, net of tax, or $0.17, on a per share basis. Adjusted results exclude these amounts.

U.S. Foodservice Operations

Sales for fiscal year 2025 increased 2.9% to $57.0 billion. Total case volume within U.S. Foodservice increased 0.5% for fiscal year 2025, while local case volume within U.S. Foodservice decreased 1.4%.

Gross profit increased 1.6% to $10.9 billion, and gross margin decreased 26 basis points to 19.1%.

Operating expenses increased 4.6%, and adjusted operating expenses increased 4.0%1.

Operating income decreased 4.3% to $3.5 billion, and adjusted operating income decreased 3.0% to $3.6 billion1.

5 Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
6 Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

International Foodservice Operations

Sales for fiscal year 2025 increased 2.4% to $14.9 billion. On a constant currency basis5, sales for fiscal year 2025 increased 2.6% to $14.9 billion. Foreign exchange rates decreased both International Foodservice Operations sales by $29 million and total Sysco sales by $33 million during the year. Excluding the impact of the Mexico joint venture6, which was divested during the second quarter of 2025, sales grew 4.8% for International Foodservice Operations and 3.6% for total Sysco.

Gross profit increased 5.5% to $3.1 billion, and gross margin increased 62 basis points to 20.9%. On a constant currency basis5, gross profit increased 5.1% to $3.1 billion. Foreign exchange rates increased both International Foodservice Operations gross profit by $11 million and total Sysco gross profit by $10 million during the year.

Operating expenses increased 3.9%, and adjusted operating expenses increased 2.8%1. On a constant currency basis5, adjusted operating expenses increased 2.4%. Foreign exchange rates increased both International Foodservice Operations operating expense by $11 million and total Sysco operating expense by $11 million during the year.

Operating income increased 16.5% to $437 million, and adjusted operating income increased 18.9% to $585 million1. On a constant currency basis5, adjusted operating income increased 18.9% to $585 million. Foreign exchange rates had no impact on International Foodservice Operations operating income and decreased total Sysco operating income by $2 million during the year.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $1.1 billion and total liquidity of $3.8 billion.

Debt to net earnings was approximately 7.3 times, and Net Debt to adjusted EBITDA7 was approximately 2.9 times.

During the fiscal year, Sysco returned $2.3 billion to shareholders via $1.3 billion of share repurchases and $1.0 billion of dividends.

Cash flow from operations was $2.5 billion and free cash flow4 was $1.8 billion for the fiscal year.

Capital expenditures, net of proceeds from sales of plant and equipment, for fiscal year 2025 were $692 million.

7 Net debt to adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our net debt to adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of adjusted EBITDA. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s fourth quarter and full fiscal year 2025 financial results on Tuesday, July 29, 2025, at 10:00 a.m. Eastern Daylight Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:
	13-Week Period Ended		52-Week Period Ended

Financial Comparison:	June 28, 2025	Change	June 28, 2025	Change
GAAP:
Sales	$21.1 billion	2.8%	$81.4 billion	3.2%
Gross Profit	$4.0 billion	3.9%	$15.0 billion	2.5%
Gross Margin	18.9%	19 bps	18.4%	-13 bps
Operating Expenses	$3.1 billion	8.2%	$11.9 billion	4.2%
Operating Income	$889 million	-9.0%	$3.1 billion	-3.6%
Operating Margin	4.2%	-54 bps	3.8%	-26 bps
Net Earnings	$531 million	-13.2%	$1.8 billion	-6.5%
Diluted Earnings Per Share	$1.10	-10.6%	$3.73	-4.1%

Non-GAAP (1):
Adjusted Operating Expenses	$2.9 billion	4.9%	$11.4 billion	2.9%
Adjusted Operating Income	$1.1 billion	1.1%	$3.5 billion	1.2%
Adjusted Operating Margin	5.2%	-9 bps	4.3%	-9 bps
EBITDA	$1.1 billion	-6.5%	$4.0 billion	-1.2%
Adjusted EBITDA	$1.3 billion	1.8%	$4.3 billion	2.4%
Adjusted Net Earnings	$716 million	3.3%	$2.2 billion	0.8%
Adjusted Diluted Earnings Per Share (2)	$1.48	6.5%	$4.46	3.5%

Case Growth:
U.S. Foodservice	-0.3%		0.5%
Local	-1.5%		-1.4%

Sysco Brand Sales as a % of Cases (3):
U.S. Broadline	35.4%	-114 bps	35.8%	-81 bps
Local	46.0%	-106 bps	46.2%	-81 bps
Note:
(1) Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2) Individual components in the table above may not sum to the totals due to the rounding.
(3) Amounts reflect the impact of current customer classifications; prior period history has been reclassified to match the current period customer classification.

Forward-Looking Statements
Statements made in this press release or in our earnings call for the fourth quarter of fiscal year 2025 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include statements concerning: our expectations regarding future improvements in productivity; our belief that improvements in our organizational capabilities will deliver compelling outcomes in future periods; our expectations that our transformational agenda will drive long-term growth; our expectations regarding foot traffic and volume growth and benefits to gross margins; our expectations regarding the continuation of an inflationary environment; our expectations regarding improvements in the efficiency of our supply chain; our expectations regarding the impact of our Recipe for Growth strategy and the pace of progress in implementing the initiatives under that strategy; our expectations regarding Sysco’s ability to outperform the market in future periods; our expectations that our strategic priorities will enable us to grow faster than the market; our expectations regarding our efforts to reduce overtime rates and the incremental investments in hiring; our plans to improve the capabilities of our sales team; our plans to refine our engineering labor standards; our ability to deliver against our strategic priorities, including strategic sourcing efforts; economic trends in the United States and abroad; our belief that there is further opportunity for profit in the future; our future growth, including growth in sales and earnings per share; the pace of implementation of our business transformation initiatives; our expectations regarding our ability to execute our balanced approach to capital allocation and rewarding our shareholders, including the size and timing of our share repurchase plan; our plans to improve colleague hiring, retention, training and productivity; our expectations regarding our long-term financial outlook; our expectations of the effects labor harmony will have on sales and case volume, as well as mitigation expenses; our expectations for customer acquisition and retention; our expectations regarding the effectiveness of our Global Support Center expense control measures; and our expectations regarding the growth and resilience of our food away from home market.

It is important to note that actual results could differ materially from those estimated in or implied by such forward-looking statements based on numerous factors, including those outside of Sysco’s control. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions. Risks and uncertainties include without limitation: the impact of geopolitical, economic and market conditions and developments, including changes in global trade policies and tariffs; risks related to our business initiatives; periods of significant or prolonged inflation or deflation and their impact on our product costs and profitability generally; risks related to our efforts to implement our transformation initiatives and meet our other long-term strategic objectives; risk of interruption of supplies and increase in product costs; risks related to changes in consumer eating habits; and impact of natural disasters or adverse weather conditions, public health crises, adverse publicity or lack of confidence in our products, and product liability claims. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein. For more information on these risks and other concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Report on Form 10-K for the year ended June 29, 2024, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food and related products to customers who prepare meals away from home. This includes restaurants, healthcare and educational facilities, lodging establishments, entertainment venues, and more. Sysco operates 337 distribution centers, in 10 countries, with 75,000 colleagues serving approximately 730,000 customer locations. The company generated sales of more than $81 billion in fiscal year 2025 that ended June 28, 2025.

As the world’s largest food-away-from-home distributor, Sysco offers customized supply chain solutions, bespoke specialty product offerings, and culinary support to drive customers to innovate and optimize their operations. We act as a trusted business partner to our customers, helping them grow through our industry-leading portfolio that includes fresh produce, premium proteins, specialty products, sustainably focused items, equipment and supplies, and innovative culinary solutions.

For more information, visit www.sysco.com. For important news and key information for Sysco investors, visit the Investor Relations section of the company’s website at investors.sysco.com.

SYY-INVESTORS

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (Unaudited) (In Millions, Except for Share and Per Share Data)
	13-Week Period Ended		52-Week Period Ended
	Jun. 28, 2025	Jun. 29, 2024	Jun. 28, 2025	Jun. 29, 2024

Sales	$21,138	$20,556	$81,370	$78,844
Cost of sales	17,152	16,718	66,401	64,236
Gross profit	3,986	3,838	14,969	14,608
Operating expenses	3,097	2,861	11,881	11,406
Operating income	889	977	3,088	3,202
Interest expense	166	165	635	607
Other expense (income), net	6	8	38	30
Earnings before income taxes	717	804	2,415	2,565
Income taxes	186	192	587	610
Net earnings	$531	$612	$1,828	$1,955

Net earnings:
Basic earnings per share	$1.10	$1.23	$3.74	$3.90
Diluted earnings per share	1.10	1.23	3.73	3.89

Average shares outstanding	482,335,556	495,872,056	488,144,333	501,238,422
Diluted shares outstanding	483,381,310	497,464,115	489,825,648	503,096,086

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED BALANCE SHEETS (In Millions, Except for Share Data)
	Jun. 28, 2025	Jun. 29, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,071	$696
Accounts receivable, less allowances of $17 and $54	5,502	5,324
Inventories	5,053	4,678
Prepaid expenses and other current assets	338	323
Income tax receivable	4	22
Total current assets	11,968	11,043
Plant and equipment at cost, less accumulated depreciation	6,084	5,497
Other long-term assets
Goodwill	5,231	5,153
Intangibles, less amortization	1,080	1,188
Deferred income taxes	497	445
Operating lease right-of-use assets, net	1,131	923
Other assets	783	668
Total other long-term assets	8,722	8,377
Total assets	$26,774	$24,917

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,512	$6,290
Accrued expenses	2,268	2,226
Accrued income taxes	51	131
Current operating lease liabilities	136	125
Current maturities of long-term debt	949	469
Total current liabilities	9,916	9,241
Long-term liabilities
Long-term debt	12,360	11,513
Deferred income taxes	345	345
Long-term operating lease liabilities	1,049	838
Other long-term liabilities	1,247	1,089
Total long-term liabilities	15,001	13,785
Commitments and contingencies
Noncontrolling interest	27	31
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765	765
Paid-in capital	1,986	1,908
Retained earnings	13,061	12,260
Accumulated other comprehensive loss	(1,098)	(1,339)
Treasury stock at cost, 287,678,658 and 273,416,685 shares	(12,884)	(11,734)
Total shareholders’ equity	1,830	1,860
Total liabilities and shareholders’ equity	$26,774	$24,917

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED CASH FLOWS (Unaudited) (In Millions)
	52-Week Period Ended
	Jun. 28, 2025	Jun. 29, 2024
Cash flows from operating activities:
Net earnings	$1,828	$1,955
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	93	104
Depreciation and amortization	945	873
Operating lease asset amortization	141	124
Amortization of debt issuance and other debt-related costs	15	19
Deferred income taxes	(13)	27
Provision for losses on receivables	85	57
Goodwill impairment	92	—
Other non-cash items	(100)	(12)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(206)	(110)
Increase in inventories	(330)	(70)
(Increase) decrease in prepaid expenses and other current assets	(22)	(2)
Increase in accounts payable	143	104
(Decrease) increase in accrued expenses	(14)	(12)
Decrease in operating lease liabilities	(177)	(144)
(Decrease) increase in accrued income taxes	(62)	13
Decrease in other assets	18	38
Increase in other long-term liabilities	74	25
Net cash provided by operating activities	2,510	2,989
Cash flows from investing activities:
Additions to plant and equipment	(906)	(832)
Proceeds from sales of plant and equipment	214	79
Acquisition of businesses, net of cash acquired	(40)	(1,210)
Purchase of marketable securities	(32)	(33)
Proceeds from sales of marketable securities	29	29
Other investing activities	18	5
Net cash used for investing activities	(717)	(1,962)
Cash flows from financing activities:
Bank and commercial paper borrowings, net	45	200
Other debt borrowings including senior notes	1,254	1,362
Other debt repayments including senior notes	(549)	(447)
Proceeds from stock option exercises	110	120
Stock repurchases	(1,250)	(1,232)
Dividends paid	(1,000)	(1,008)
Other financing activities (1)	(22)	(33)
Net cash (used for) provided by financing activities	(1,412)	(1,038)
Effect of exchange rates on cash, cash equivalents and restricted cash	22	(10)
Net increase (decrease) in cash, cash equivalents and restricted cash	403	(21)
Cash, cash equivalents and restricted cash at beginning of period	945	966
Cash, cash equivalents and restricted cash at end of period	$1,348	$945

Supplemental disclosures of cash flow information:

Cash paid during the period for:
Interest	$629	$557
Income taxes, net of refunds (2)	640	564

(1)	Change includes cash paid for shares withheld to cover taxes, settlement of interest rate hedges, debt issuance costs and other financing activities.
(2)	Cash paid for income taxes, net for the 52 weeks ended June 28, 2025 includes $190 million of cash paid for the purchase of federal tax credits.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items

The discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA and free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; and (4) acquisition-related costs consisting of: (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions. Adjustments provided herein for fiscal 2025 results of operations also remove the impact of a goodwill impairment charge. No similar charge was applicable in fiscal 2024.

The results of our operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. We also measure our sales growth excluding the impact of our joint venture in Mexico which was divested in the second quarter of fiscal 2025.

Management believes that adjusting its operating expenses, operating income, operating margin, net earnings and diluted earnings per share to remove these Certain Items, presenting its results on a constant currency basis, and adjusting its sales results to exclude the impact of its joint venture in Mexico provides an important perspective with respect to our underlying business trends and results. It provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2025 and fiscal year 2024.

Set forth on the following page is a reconciliation of sales, operating expenses, operating income, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not be equal to the total presented when added due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	13-Week Period Ended Jun. 28, 2025	13-Week Period Ended Jun. 29, 2024	Change in Dollars	%/bps Change
Sales (GAAP)	$21,138	$20,556	$582	2.8%
Impact of Mexico joint venture sales	—	(163)	163	0.9
Comparable sales excluding Mexico joint venture (Non-GAAP)	$21,138	$20,393	$745	3.7%

Sales (GAAP)	$21,138	$20,556	$582	2.8%
Impact of currency fluctuations (1)	(100)		(100)	(0.5)
Comparable sales using a constant currency basis (Non-GAAP)	$21,038	$20,556	$482	2.3%

Cost of sales (GAAP)	$17,152	$16,718	$434	2.6%

Gross profit (GAAP)	$3,986	$3,838	$148	3.9%
Impact of currency fluctuations (1)	(27)		(27)	(0.7)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,959	$3,838	$121	3.2%

Gross margin (GAAP)	18.86%	18.67%		19 bps
Impact of currency fluctuations (1)	(0.04)			-4 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.82%	18.67%		15 bps

Operating expenses (GAAP)	$3,097	$2,861	$236	8.2%
Impact of restructuring and transformational project costs (2)	(75)	(61)	(14)	(23.0)
Impact of acquisition-related costs (3)	(39)	(45)	6	13.3
Impact of goodwill impairment	(92)	—	(92)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	2,891	2,755	136	4.9
Impact of currency fluctuations (1)	(23)		(23)	(0.8)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,868	$2,755	$113	4.1%

Operating expense as a percentage of sales (GAAP)	14.65%	13.92%		73 bps
Impact of certain item adjustments	(0.97)	(0.52)		-45 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	13.68%	13.40%		28 bps

Operating income (GAAP)	$889	$977	$(88)	(9.0)%
Impact of restructuring and transformational project costs (2)	75	61	14	23.0
Impact of acquisition-related costs (3)	39	45	(6)	(13.3)
Impact of goodwill impairment	92	—	92	NM
Operating income adjusted for Certain Items (Non-GAAP)	1,095	1,083	12	1.1
Impact of currency fluctuations (1)	(4)		(4)	(0.4)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,091	$1,083	$8	0.7%

Operating margin (GAAP)	4.21%	4.75%		-54 bps
Operating margin adjusted for Certain Items (Non-GAAP)	5.18%	5.27%		-9 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	5.19%	5.27%		-8 bps

Net earnings (GAAP)	$531	$612	$(81)	(13.2)%
Impact of restructuring and transformational project costs (2)	75	61	14	23.0
Impact of acquisition-related costs (3)	39	45	(6)	(13.3)

Impact of goodwill impairment	92	—	92		NM
Tax impact of restructuring and transformational project costs (4)	(14)	(14)	—		—
Tax impact of acquisition-related costs (4)	(7)	(11)	4		36.4
Tax impact of goodwill impairment (4)	(10)	—	(10)	4000000	NM
Impact of other non-routine tax adjustments	10	—	10		NM
Net earnings adjusted for Certain Items (Non-GAAP)	$716	$693	$23		3.3%

Diluted earnings per share (GAAP)	$1.10	$1.23	$(0.13)		(10.6)%
Impact of restructuring and transformational project costs (2)	0.16	0.12	0.04		33.3
Impact of acquisition-related costs (3)	0.08	0.09	(0.01)		(11.1)
Impact of goodwill impairment	0.19	—	0.19		NM
Tax impact of restructuring and transformational project costs (4)	(0.03)	(0.03)	—		—
Tax impact of acquisition-related costs (4)	(0.01)	(0.02)	0.01		50.0
Tax impact of goodwill impairment (4)	(0.02)	—	(0.02)		NM
Impact of other non-routine tax adjustments	0.02	—	0.02		NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (5)	$1.48	$1.39	$0.09		6.5%

Diluted shares outstanding	483,381,310	497,464,115

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2025 includes $26 million related to restructuring and severance charges and $49 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2024 includes $28 million related to restructuring and severance charges and $33 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(3)	Fiscal 2025 includes $36 million of intangible amortization expense and $3 million in acquisition and due diligence costs. Fiscal 2024 includes $37 million of intangible amortization expense and $8 million in acquisition and due diligence costs.
(4)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(5)	Individual components of diluted earnings per share may not equal the total presented when added due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	52-Week Period Ended Jun. 28, 2025	52-Week Period Ended Jun. 29, 2024	Change in Dollars	%/bps Change
Sales (GAAP)	$81,370	$78,844	$2,526	3.2%
Impact of Mexico joint venture sales	(207)	(536)	329	0.4
Comparable sales excluding Mexico joint venture (Non-GAAP)	$81,163	$78,308	$2,855	3.6%

Sales (GAAP)	$81,370	$78,844	$2,526	3.2%
Impact of currency fluctuations (1)	33		33	—
Comparable sales using a constant currency basis (Non-GAAP)	$81,403	$78,844	$2,559	3.2%

Cost of sales (GAAP)	$66,401	$64,236	$2,165	3.4%

Gross profit (GAAP)	$14,969	$14,608	$361	2.5%
Impact of currency fluctuations (1)	(10)		(10)	(0.1)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$14,959	$14,608	$351	2.4%

Gross margin (GAAP)	18.40%	18.53%		-13 bps
Impact of currency fluctuations (1)	(0.02)			-2 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.38%	18.53%		-15 bps

Operating expenses (GAAP)	$11,881	$11,406	$475	4.2%
Impact of restructuring and transformational project costs (2)	(183)	(120)	(63)	(52.5)
Impact of acquisition-related costs (3)	(160)	(159)	(1)	(0.6)
Impact of goodwill impairment	(92)	—	(92)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	11,446	11,127	319	2.9
Impact of currency fluctuations (1)	(11)		(11)	(0.1)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$11,435	$11,127	$308	2.8%

Operating expense as a percentage of sales (GAAP)	14.60%	14.47%		13 bps
Impact of certain item adjustments	(0.53)	(0.36)		-17 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.07%	14.11%		-4 bps

Operating income (GAAP)	$3,088	$3,202	$(114)	(3.6)%
Impact of restructuring and transformational project costs (2)	183	120	63	52.5
Impact of acquisition-related costs (3)	160	159	1	0.6
Impact of goodwill impairment	92	—	92	NM
Operating income adjusted for Certain Items (Non-GAAP)	3,523	3,481	42	1.2
Impact of currency fluctuations (1)	2		2	0.1
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,525	$3,481	$44	1.3%

Operating margin (GAAP)	3.80%	4.06%		-26 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.33%	4.42%		-9 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	4.33%	4.42%		-9 bps

Net earnings (GAAP)	$1,828	$1,955	$(127)	(6.5)%
Impact of restructuring and transformational project costs (2)	183	120	63	52.5
Impact of acquisition-related costs (3)	160	159	1	0.6

Impact of goodwill impairment	92	—	92	NM
Tax impact of restructuring and transformational project costs (4)	(42)	(29)	(13)	(44.8)
Tax impact of acquisition-related costs (4)	(37)	(38)	1	2.6
Tax impact of goodwill impairment (4)	(10)	—	(10)	NM
Impact of other non-routine tax adjustments	10	—	10	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$2,184	$2,167	$17	0.8%

Diluted earnings per share (GAAP)	$3.73	$3.89	$(0.16)	(4.1)%
Impact of restructuring and transformational project costs (2)	0.37	0.24	0.13	54.2
Impact of acquisition-related costs (3)	0.33	0.32	0.01	3.1
Impact of goodwill impairment	0.19	—	0.19	NM
Tax impact of restructuring and transformational project costs (4)	(0.09)	(0.06)	(0.03)	(50.0)
Tax impact of acquisition-related costs (4)	(0.08)	(0.08)	—	—
Tax impact of goodwill impairment (4)	(0.02)	—	(0.02)	NM
Impact of other non-routine tax adjustments	0.02	—	0.02	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (5)	$4.46	$4.31	$0.15	3.5%

Diluted shares outstanding	489,825,648	503,096,086

(1)	Represents a constant currency adjustment which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2025 includes $57 million related to restructuring and severance charges and $126 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2024 includes $56 million related to restructuring and severance charges and $64 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(3)	Fiscal 2025 includes $133 million of intangible amortization expense and $27 million in acquisition and due diligence costs. Fiscal 2024 includes $128 million of intangible amortization expense and $31 million in acquisition and due diligence costs.
(4)	The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(5)	Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	13-Week Period Ended Jun. 28, 2025	13-Week Period Ended Jun. 29, 2024	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$14,759	$14,413	$346	2.4%
Gross profit (GAAP)	2,872	2,793	79	2.8%
Gross margin (GAAP)	19.46%	19.38%		8 bps

Operating expenses (GAAP)	$1,851	$1,751	$100	5.7%
Impact of restructuring and transformational project costs (1)	(19)	(4)	(15)	NM
Impact of acquisition-related costs (2)	(18)	(20)	2	10.0
Operating expenses adjusted for Certain Items (Non-GAAP)	$1,814	$1,727	$87	5.0%

Operating income (GAAP)	$1,021	$1,042	$(21)	(2.0)%
Impact of restructuring and transformational project costs (1)	19	4	15	NM
Impact of acquisition-related costs (2)	18	20	(2)	(10.0)
Operating income adjusted for Certain Items (Non-GAAP)	$1,058	$1,066	$(8)	(0.8)%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$3,927	$3,789	$138	3.6%
Impact of Mexico joint venture sales	—	(163)	163	4.7
Comparable sales excluding Mexico joint venture (Non-GAAP)	$3,927	$3,626	$301	8.3%

Sales (GAAP)	$3,927	$3,789	$138	3.6%
Impact of currency fluctuations (3)	(101)		(101)	(2.6)
Comparable sales using a constant currency basis (Non-GAAP)	$3,826	$3,789	$37	1.0%

Gross profit (GAAP)	$847	$787	$60	7.6%
Impact of currency fluctuations (3)	(27)		(27)	(3.4)
Comparable gross profit using a constant currency basis (Non-GAAP)	$820	$787	$33	4.2%

Gross margin (GAAP)	21.57%	20.77%		80 bps
Impact of currency fluctuations (3)	(0.14)			-14 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	21.43%	20.77%		66 bps

Operating expenses (GAAP)	$702	$672	$30	4.5%
Impact of restructuring and transformational project costs (4)	(34)	(30)	(4)	(13.3)
Impact of acquisition-related costs (5)	(18)	(19)	1	5.3
Operating expenses adjusted for Certain Items (Non-GAAP)	650	623	27	4.3
Impact of currency fluctuations (3)	(23)		(23)	(3.7)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$627	$623	$4	0.6%

Operating income (GAAP)	$145	$115	$30	26.1%
Impact of restructuring and transformational project costs (4)	34	30	4	13.3
Impact of acquisition-related costs (5)	18	19	(1)	(5.3)
Operating income adjusted for Certain Items (Non-GAAP)	197	164	33	20.1
Impact of currency fluctuations (3)	(4)		(4)	(2.4)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$193	$164	$29	17.7%

SYGMA
Sales (GAAP)	$2,164	$2,044	$120	5.9%
Gross profit (GAAP)	170	163	7	4.3%
Gross margin (GAAP)	7.86%	7.97%		-11 bps

Operating expenses (GAAP)	$143	$137	$6	4.4%
Operating income (GAAP)	27	26	1	3.8%

OTHER
Sales (GAAP)	$288	$310	$(22)	(7.1)%
Gross profit (GAAP)	69	85	(16)	(18.8)%
Gross margin (GAAP)	23.96%	27.42%		-346 bps

Operating expenses (GAAP)	$151	$72	$79	NM
Impact of restructuring and transformational project costs (6)	—	(10)	10	NM
Impact of goodwill impairment	(92)	—	(92)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$59	$62	$(3)	(4.8)%

Operating (loss) income (GAAP)	$(82)	$13	$(95)	NM
Impact of restructuring and transformational project costs (6)	—	10	(10)	NM
Impact of goodwill impairment	92	—	92	NM
Operating income adjusted for Certain Items (Non-GAAP)	$10	$23	$(13)	(56.5)%

GLOBAL SUPPORT CENTER
Gross profit (GAAP)	$28	$9	$19	NM

Operating expenses (GAAP)	$250	$228	$22	9.6%
Impact of restructuring and transformational project costs (7)	(22)	(17)	(5)	(29.4)
Impact of acquisition-related costs (8)	(3)	(6)	3	50.0
Operating expenses adjusted for Certain Items (Non-GAAP)	$225	$205	$20	9.8%

Operating loss (GAAP)	$(222)	$(219)	$(3)	(1.4)%
Impact of restructuring and transformational project costs (7)	22	17	5	29.4
Impact of acquisition-related costs (8)	3	6	(3)	(50.0)
Operating loss adjusted for Certain Items (Non-GAAP)	$(197)	$(196)	$(1)	(0.5)%

TOTAL SYSCO
Sales (GAAP)	$21,138	$20,556	$582	2.8%
Gross profit (GAAP)	3,986	3,838	148	3.9%
Gross margin (GAAP)	18.86%	18.67%		19 bps

Operating expenses (GAAP)	$3,097	$2,861	$236	8.2%
Impact of restructuring and transformational project costs (1) (4) (6) (7)	(75)	(61)	(14)	(23.0)
Impact of acquisition-related costs (2) (5) (8)	(39)	(45)	6	13.3
Impact of goodwill impairment	(92)	—	(92)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$2,891	$2,755	$136	4.9%

Operating income (GAAP)	$889	$977	$(88)	(9.0)%
Impact of restructuring and transformational project costs (1) (4) (6) (7)	75	61	14	23.0
Impact of acquisition-related costs (2) (5) (8)	39	45	(6)	(13.3)
Impact of goodwill impairment	92	—	92	NM

Operating income adjusted for Certain Items (Non-GAAP)	$1,095	$1,083	$12	1.1%

(1)	Primarily represents severance and transformation initiative costs.
(2)	Fiscal 2025 and fiscal 2024 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation costs primarily in Europe.
(5)	Primarily represents intangible amortization expense and acquisition costs.
(6)	Primarily represents restructuring costs.
(7)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(8)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	52-Week Period Ended Jun. 28, 2025	52-Week Period Ended Jun. 29, 2024	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$56,965	$55,339	$1,626	2.9%
Gross profit (GAAP)	10,875	10,708	167	1.6%
Gross margin (GAAP)	19.09%	19.35%		-26 bps

Operating expenses (GAAP)	$7,359	$7,035	$324	4.6%
Impact of restructuring and transformational project costs (1)	(45)	(10)	(35)	NM
Impact of acquisition-related costs (2)	(71)	(61)	(10)	(16.4)
Operating expenses adjusted for Certain Items (Non-GAAP)	$7,243	$6,964	$279	4.0%

Operating income (GAAP)	$3,516	$3,673	$(157)	(4.3)%
Impact of restructuring and transformational project costs (1)	45	10	35	NM
Impact of acquisition-related costs (2)	71	61	10	16.4
Operating income adjusted for Certain Items (Non-GAAP)	$3,632	$3,744	$(112)	(3.0)%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$14,905	$14,561	$344	2.4%
Impact of Mexico joint venture sales	(207)	(536)	329	2.4
Comparable sales excluding Mexico joint venture (Non-GAAP)	$14,698	$14,025	$673	4.8%

Sales (GAAP)	$14,905	$14,561	$344	2.4%
Impact of currency fluctuations (3)	29		29	0.2
Comparable sales using a constant currency basis (Non-GAAP)	$14,934	$14,561	$373	2.6%

Gross profit (GAAP)	$3,109	$2,947	$162	5.5%
Impact of currency fluctuations (3)	(11)		(11)	(0.4)
Comparable gross profit using a constant currency basis (Non-GAAP)	$3,098	$2,947	$151	5.1%

Gross margin (GAAP)	20.86%	20.24%		62 bps
Impact of currency fluctuations (3)	(0.12)			-12 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	20.74%	20.24%		50 bps

Operating expenses (GAAP)	$2,672	$2,572	$100	3.9%
Impact of restructuring and transformational project costs (4)	(74)	(45)	(29)	(64.4)
Impact of acquisition-related costs (5)	(74)	(72)	(2)	(2.8)
Operating expenses adjusted for Certain Items (Non-GAAP)	2,524	2,455	69	2.8
Impact of currency fluctuations (3)	(11)		(11)	(0.4)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,513	$2,455	$58	2.4%

Operating income (GAAP)	$437	$375	$62	16.5%
Impact of restructuring and transformational project costs (4)	74	45	29	64.4
Impact of acquisition-related costs (5)	74	72	2	2.8
Operating income adjusted for Certain Items (Non-GAAP)	585	492	93	18.9
Impact of currency fluctuations (3)	—		—	—
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$585	$492	$93	18.9%

SYGMA
Sales (GAAP)	$8,410	$7,768	$642	8.3%
Gross profit (GAAP)	662	617	45	7.3%
Gross margin (GAAP)	7.87%	7.94%		-7 bps

Operating expenses (GAAP)	$581	$545	$36	6.6%
Operating income (GAAP)	81	72	9	12.5%

OTHER
Sales (GAAP)	$1,090	$1,176	$(86)	(7.3)%
Gross profit (GAAP)	266	307	(41)	(13.4)%
Gross margin (GAAP)	24.40%	26.11%		-171 bps

Operating expenses (GAAP)	$339	$267	$72	27.0%
Impact of restructuring and transformational project costs (6)	—	(10)	10	NM
Impact of goodwill impairment	(92)	—	(92)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$247	$257	$(10)	(3.9)%

Operating (loss) income (GAAP)	$(73)	$40	$(113)	NM
Impact of restructuring and transformational project costs (6)	—	10	(10)	NM
Impact of goodwill impairment	(92)	—	(92)	NM
Operating income adjusted for Certain Items (Non-GAAP)	$19	$50	$(31)	(62.0)%

GLOBAL SUPPORT CENTER
Gross profit (GAAP)	$57	$28	$29	NM

Operating expenses (GAAP)	$930	$986	$(56)	(5.7)%
Impact of restructuring and transformational project costs (7)	(64)	(55)	(9)	(16.4)
Impact of acquisition-related costs (8)	(15)	(26)	11	42.3
Operating expenses adjusted for Certain Items (Non-GAAP)	$851	$905	$(54)	(6.0)%

Operating loss (GAAP)	$(873)	$(958)	$85	8.9%
Impact of restructuring and transformational project costs (7)	64	55	9	16.4
Impact of acquisition-related costs (8)	15	26	(11)	(42.3)
Operating loss adjusted for Certain Items (Non-GAAP)	$(794)	$(877)	$83	9.5%

TOTAL SYSCO
Sales (GAAP)	$81,370	$78,844	$2,526	3.2%
Gross profit (GAAP)	14,969	14,608	361	2.5%
Gross margin (GAAP)	18.40%	18.53%		-13 bps

Operating expenses (GAAP)	$11,881	$11,406	$475	4.2%
Impact of restructuring and transformational project costs (1) (4) (6) (7)	(183)	(120)	(63)	(52.5)
Impact of acquisition-related costs (2) (5) (8)	(160)	(159)	(1)	(0.6)
Impact of goodwill impairment	(92)	—	(92)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$11,446	$11,127	$319	2.9%

Operating income (GAAP)	$3,088	$3,202	$(114)	(3.6)%
Impact of restructuring and transformational project costs (1) (4) (6) (7)	183	120	63	52.5
Impact of acquisition-related costs (2) (5) (8)	160	159	1	0.6
Impact of goodwill impairment	92	—	92	NM
Operating income adjusted for Certain Items (Non-GAAP)	$3,523	$3,481	$42	1.2%

(1)	Primarily represents severance and transformation costs.
(2)	Fiscal 2025 and fiscal 2024 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation costs primarily in Europe.
(5)	Primarily represents intangible amortization expense and acquisition costs.
(6)	Primarily represents restructuring costs.
(7)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(8)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Free Cash Flow
(In Millions)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	52-Week Period Ended Jun. 28, 2025	52-Week Period Ended Jun. 29, 2024	52-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$2,510	$2,989	$(479)
Additions to plant and equipment	(906)	(832)	(74)
Proceeds from sales of plant and equipment	214	79	135
Free Cash Flow (Non-GAAP)	$1,818	$2,236	$(418)

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Dollars in Millions)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Jun. 28, 2025	13-Week Period Ended Jun. 29, 2024	Change in Dollars	% Change
Net earnings (GAAP)	$531	$612	$(81)	(13.2)%
Interest (GAAP)	166	165	1	0.6
Income taxes (GAAP)	186	192	(6)	(3.1)
Depreciation and amortization (GAAP)	234	226	8	3.5
EBITDA (Non-GAAP)	$1,117	$1,195	$(78)	(6.5)%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	74	60	14	23.3
Impact of acquisition-related costs (2)	3	8	(5)	(62.5)
Impact of goodwill impairment	92	—	92	NM
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$1,286	$1,263	$23	1.8%
Other expense (income), net	6	8	(2)	(25.0)
Depreciation and amortization, as adjusted (Non-GAAP) (4)	(197)	(188)	(9)	(4.8)
Operating income adjusted for Certain Items (Non-GAAP)	$1,095	$1,083	$12	1.1%

(1)	Fiscal 2025 and fiscal 2024 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Fiscal 2025 and fiscal 2024 include acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $8 million and $10 million or non-cash stock compensation expense of $19 million and $27 million in fiscal 2025 and fiscal 2024, respectively.
(4)	Fiscal 2025 includes $234 million in GAAP depreciation and amortization expense, less $37 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2024 includes $226 million in GAAP depreciation and amortization expense, less $38 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.

	52-Week Period Ended Jun. 28, 2025	52-Week Period Ended Jun. 29, 2024	Change in Dollars	% Change
Net earnings (GAAP)	$1,828	$1,955	$(127)	(6.5)%
Interest (GAAP)	635	607	28	4.6
Income taxes (GAAP)	587	610	(23)	(3.8)
Depreciation and amortization (GAAP)	945	873	72	8.2
EBITDA (Non-GAAP)	$3,995	$4,045	$(50)	(1.2)%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	179	116	63	54.3
Impact of acquisition-related costs (2)	27	31	(4)	(12.9)
Impact of goodwill impairment	92	—	92	NM
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$4,293	$4,192	$101	2.4%
Other expense (income), net	38	30	8	26.7
Depreciation and amortization, as adjusted (Non-GAAP) (4)	(808)	(741)	(67)	(9.0)
Operating income adjusted for Certain Items (Non-GAAP)	$3,523	$3,481	$42	1.2%

(1)	Fiscal 2025 and 2024 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Fiscal 2025 and 2024 include acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not exclude interest income of $29 million and $38 million or non-cash stock compensation expense of $93 million and $104 million for fiscal 2025 and fiscal 2024, respectively.
(4)	Fiscal 2025 includes $945 million in GAAP depreciation and amortization expense, less $137 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2024 includes $873 million in GAAP depreciation and amortization expense, less $132 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Net Debt to Adjusted EBITDA
(In Millions)

Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. It is an important measure used by management to evaluate our access to liquidity, and we believe it is a representation of our financial strength. Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

Jun. 28, 2025
Current maturities of long-term debt	$949
Long-term debt	12,360
Total Debt (GAAP)	13,309
Cash & Cash Equivalents	(1,071)
Net Debt (Non-GAAP)	$12,238

Net Earnings for the previous 12 months (GAAP)	$1,828
Adjusted EBITDA for the previous 12 months (Non-GAAP) (1)	$4,293

Total Debt/Net Earnings Ratio (GAAP)	7.28
Total Debt/Adjusted EBITDA Ratio (Non-GAAP)	3.10
Net Debt/Adjusted EBITDA Ratio (Non-GAAP)	2.85

Note:
(1) Refer to non-GAAP reconciliation at the end of this release.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months)
(In Millions)

	13-Week Period Ended Jun. 28, 2025	13-Week Period Ended Mar. 29, 2025	13-Week Period Ended Dec. 28, 2024	13-Week Period Ended Sep. 28, 2024	Total
Net earnings (GAAP)	$531	$401	$406	$490	$1,828
Interest (GAAP)	166	149	160	160	635
Income taxes (GAAP)	186	122	127	152	587
Depreciation and amortization (GAAP)	234	238	238	235	945
EBITDA (Non-GAAP)	$1,117	$910	$931	$1,037	$3,995
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	74	49	30	26	179
Impact of acquisition-related costs (2)	3	10	8	6	27
Impact of goodwill impairment	92	0	0	0	92
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$1,286	$969	$969	$1,069	$4,293

(1)	Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Includes acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $8 million or non-cash stock compensation expense of $19 million in Q4 fiscal 2025, interest income of $7 million or non-cash stock compensation expense of $15 million in Q3 fiscal 2025, interest income of $7 million or non-cash stock compensation expense of $30 million in Q2 fiscal 2025, and interest income of $7 million or non-cash stock compensation expense of $30 million in Q1 fiscal 2025.

Projected Adjusted EPS Guidance

Adjusted earnings per share is a non-GAAP financial measure; however, we cannot predict with certainty certain items that would be included in the most directly comparable GAAP measure for the relevant future periods. Due to these uncertainties, we cannot provide a quantitative reconciliation of projected adjusted EPS to the most directly comparable GAAP financial measure without unreasonable effort. However, we expect to calculate adjusted earnings per share for future periods in the same manner as the reconciliations provided for the historical periods herein.